IDS Stock Fund, Inc.
File No. 2-11358/811-498

EXHIBIT INDEX

Exhibit 9(b): Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation

Exhibit 10:    Opinion and consent of counsel

Exhibit 11:    Independent Auditors' Consent

Exhibit 17:    Financial Data Schedules

Exhibit 19(a): Directors' Power of Attorney

Exhibit 19(c): Trustee's Power of Attorney